Adamis Pharmaceuticals Corporation 10-Q

Exhibit 10.1

*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[…***…]” in this exhibit. ***

TERMINATION AND TRANSFER AGREEMENT

This Termination and Transfer Agreement (this “Agreement”) is made and entered into as of May 11, 2020 (the “Effective Date”) by and between Adamis Pharmaceuticals Corporation (“Adamis”), a corporation organized under the laws of Delaware (the “Company”), with an office located at 11682 El Camino Real, Suite #300, San Diego, CA 92130 and Sandoz Inc. (“Sandoz”) with an address at 100 College Road, West Princeton, NJ 08540. Sandoz and Adamis may each be referred to herein as a “Party” or, collectively, as the “Parties.”

WHEREAS, the Parties previously entered into a Distribution and Commercialization Agreement effective as of July 1, 2018 (the “Commercialization Agreement”);

WHEREAS, the Parties desire to terminate the Commercialization Agreement on the Termination Date (defined herein) and enter into this Agreement to provide for the transition of certain materials and activities to Adamis on or prior to the Termination Date; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings ascribed to them in the Commercialization Agreement.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Termination. Notwithstanding anything to the contrary contained in the Transition Services Agreement, the Commercial Agreement is hereby terminated, effective as of the Termination Date.

2.            Transfer. During the period beginning on the date hereof and ending on [***] (the “Termination Date”), the Parties shall use Commercially Reasonable Efforts to transition to Adamis [***] (the “Transfer Period”). Without limiting the generality of the foregoing, during the Transfer Period:

(a)          Upon the date hereof Sandoz shall provide to Adamis [***].

(b)          Sandoz shall use Commercially Reasonable Efforts to transfer to Adamis ownership and control of all Marketing Materials produced as of the Effective Date and before the Termination Date by or on behalf of Sandoz, its Affiliates and relating to the Products and any other materials, as set forth on Exhibit A. “Marketing Materials” includes all marketing materials relating to the Products including, without limitation, [***]. Adamis agrees that it or its designee shall [***].

(c)          Prior to the Termination Date, Sandoz and Adamis, or Adamis’ designee, will use commercially reasonable efforts to enter into a Transition Services Agreement for the post termination period. The Transition Services Agreement shall address such issues as [***]. If, for any reason, the parties are unable to reach agreement on and execute the Transition Services Agreement prior to the Termination Date, the terms of the Commercialization Agreement shall remain in full force and effect until the date that the Transition Services Agreement is executed by the parties thereto, and the Termination Date shall be extended until such date. During any such extension Sandoz shall not be required to [***] and will continue to [***]. Notwithstanding the foregoing, should the Parties be unable to reach agreement on and execute the Transition Services Agreement within [***] of the Effective Date of this Agreement, then the Commercialization Agreement shall be terminated [***] with no further obligations of either Party to negotiate further.

3.            Consequences of Termination. Notwithstanding anything to the contrary contained in the Commercialization Agreement:

(a)          On the Termination Date, the licenses granted to Sandoz under the Commercialization Agreement shall immediately terminate and be of no further force and effect, except as needed to provide services under the Transition Services Agreement and as set forth therein.

(b)          Sandoz hereby assigns to Adamis all right, title, and interest in and to the Marketing Materials created or controlled by Sandoz for the Products subject to the requirements of section 2(b).

(c)          Post Termination True-Up: [***] after the Termination Date, Sandoz shall perform a “true-up” reconciliation of the items comprising deductions from Net Sales. The reconciliation shall be based on [***]. Sandoz shall provide Adamis with a written report of such reconciliation. If the foregoing reconciliation report shows either an underpayment or an overpayment between the Parties, the Party owing the payment to the other Party shall pay the amount of the difference to the other Party within [***] after the date of delivery of such report. This provision shall survive expiration or termination of this Agreement in accordance with the terms hereof.

(d)          Notwithstanding anything to the contrary contained in the Commercialization Agreement, only the following provisions of the Commercialization Agreement shall survive the termination of the Commercialization Agreement: [***].

All other provisions of the Commercialization Agreement that do not expressly survive termination pursuant to Section 3(c) hereof shall terminate.

4.     Mutual Release. Except for those Claims covered by the surviving indemnities set forth in [***]:

(a)          Adamis hereby releases and discharges Sandoz and any and all of its parent companies, subsidiaries, affiliates, predecessors, and/or successors, and any and all past or present directors, officers, representatives, principals, employees, insurers and attorneys, assigns of any of the foregoing, from any and all claims, demands, liabilities, actions, rights, obligations, and causes of actions of any nature, whether accrued or unaccrued, discovered or undiscovered, asserted or unasserted, direct or indirect, whether arising in law or at equity, in any way arising out of or relating to or in connection with any Commercialization Agreement, the Products and any obligations of Sandoz under the Commercialization Agreement, which they ever had, now have, or ever shall have; provided, however, that nothing contained herein shall be construed to release any claims that Adamis may have against Sandoz for breach of this Agreement.

(b)          Sandoz hereby releases and discharges Adamis and any and all of its parent companies, subsidiaries, affiliates, predecessors, and/or successors, and any and all past or present directors, officers, representatives, principals, employees, insurers and attorneys, assigns of any of the foregoing, from any and all claims, demands, liabilities, actions, rights, obligations, and causes of actions of any nature, whether accrued or unaccrued, discovered or undiscovered, asserted or unasserted, direct or indirect, whether arising in law or at equity, in any way arising out of or relating to or in connection with any Commercialization Agreement, the Products, and any obligations of Adamis under the Commercialization Agreement, which they ever had, now have, or ever shall have; provided, however, that nothing contained herein shall be construed to release any claims that Sandoz may have against Adamis for breach of this Agreement or against Adamis or any third party for a breach of the Transition Services Agreement.

5.            Entire Agreement; Amendments. This Agreement, the Commercialization Agreement and the Schedules, Appendices and Exhibits hereto and thereto constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral. In the event of any conflict between the terms of this Agreement and the Commercialization Agreement, this Agreement shall control. This Agreement may be amended or modified only by a written instrument duly executed by authorized representatives of both Parties hereto.

6.            Waivers. No delay or failure on the part of a Party in exercising or enforcing any right under this Agreement shall impair or be construed as a waiver of any such right, or be construed as a waiver of any default, or shall affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All waivers must be in writing and shall be effective only to the extent specifically set forth in writing, and no course of dealing among the Parties shall be deemed a waiver hereunder.

7.            Severability. If any provision of this Agreement is found to be unenforceable, the remainder shall be enforced as fully as possible and the unenforceable provision shall be deemed modified to the limited extent required to permit its enforcement in a manner most closely representing the intention of the parties as expressed herein.

8.            Successors and Assigns. Neither Party may assign this Agreement without the prior written consent of the other Party, except that this Agreement and all of its rights and obligations may be assigned by either Party in connection with a Change in Control, or in connection with the sale of all or substantially all of the assets to which this Agreement relates. Any purported assignment in violation of this Section shall be null and void and of no effect. No assignment will release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. This Agreement will be binding upon and enforceable against the successor to or any permitted assignee of either of the Parties.

9.            Notices. All communications, notices, instructions and consents provided for herein or in connection herewith shall be given in accordance with Section 16.5 of the Commercialization Agreement to the applicable address set forth above.

10.          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

11.          Exclusive Jurisdiction. Adamis and Sandoz agree to irrevocably submit to the exclusive jurisdiction of (a) the state courts of New York County, New York, U.S.A., or (b) the United States District Court for the Southern District of New York, U.S.A., for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York, U.S.A. or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts of New York County, New York, U.S.A. Each Party further agrees that service of any process, summons, notice or document by US. registered mail or recognized international courier service to such Party’s respective address set forth herein shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Agreement. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state courts of New York County, New York, U.S.A., or (ii) the United States District Court for the Southern District of New York, U.S.A., and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum (e.g., under the doctrine of forum non conveniens or pursuant to 28 U.S.C. § 1404(a)). Each Party hereto agrees that any such proceeding shall be conducted solely in the English language.

12.          Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ADAMIS PHARMACEUTICALS CORP. By: /s/ Dennis J. Carlo Name: Dennis J. Carlo Title: Chief Executive Officer	SANDOZ INC. By: /s/ Karen McDonnell Name: Karen McDonnell Title: VP & General Counsel